UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

XTI Aerospace, Inc. (the “Company”) issued an aggregate of 18,745,348 shares of common stock (the “Preferred Exchange Shares”) to Streeterville Capital, LLC (“Streeterville”), a holder of shares of the Company’s Series 9 Preferred Stock, at an effective price per share between $0.05 and $0.0516, in exchange for the return and cancellation of an aggregate of 910 shares of Series 9 Preferred Stock with an aggregate stated value of $955,500, pursuant to the terms and conditions of exchange agreements dated November 18, 2024 and November 19, 2024. The Preferred Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that (a) the Preferred Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of November 20, 2024, the Company has 216,493,235 shares of common stock outstanding.

Item 8.01 Other Events.

Stock Issuance to Nadir Ali

On November 19, 2024, the Company entered into a Restricted Stock Award Agreement with Nadir Ali (the “Restricted Stock Award Agreement”), a consultant to the Company and the Company’s former Chief Executive Officer and a former director of the Company. Pursuant to the Restricted Stock Award Agreement, the Company issued an aggregate of 21,627,674 fully vested shares of common stock (the “Shares”) to Mr. Ali at a price per share of $0.05, under the Company’s 2018 Employee Stock Incentive Plan, as amended, which Shares were registered pursuant to a registration statement on Form S-8. Approximately $858,932 of the Shares were issued to Mr. Ali in partial satisfaction of five monthly payments of $375,000 each from July 12, 2024 to November 12, 2024 (in the aggregate amount of $1,875,000) owed to Mr. Ali under that certain Consulting Agreement, dated March 12, 2024, by and between the Company and Mr. Ali. Approximately $222,451 of the Shares were issued to Mr. Ali in partial satisfaction of amounts owed to Mr. Ali under the Company’s Transaction Bonus Plan adopted on July 24, 2023 and amended on March 12, 2024.

The foregoing description of the Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement attached as Schedule 1 to Exhibit A to the Consulting Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2024.

Payments of Redemption Proceeds

Pursuant to that certain Consent, Waiver and Release Agreement, dated November 17, 2024 (the “Consent Agreement”), by and among the Company, Streeterville and 3AM Investments LLC, an entity controlled by Mr. Ali (“3AM”), on November 18, 2024, the Company delivered an aggregate of $259,878.06 to Streeterville and $86,626.02 to 3AM, via wire transfer of immediately available funds, which amounts represent the Redemption Proceeds (as such term is defined in the Consent Agreement) payable to Streeterville and 3AM, respectively, in connection with amounts raised from sales under the Company’s existing ATM (as defined in the Consent Agreement) during the period from November 7, 2024 through November 15, 2024. Such payments were made for 247.5 shares of the Company’s Series 9 Preferred Stock held by Streeterville and 82.5 shares of the Company’s Series 9 Preferred Stock held by 3AM. The Company entered into acknowledgment agreements with each of Streeterville and 3AM to record such payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: November 21, 2024	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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